FORM OF AMENDMENT TO THE
ETF SERIES SOLUTIONS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT to the Fund Administration Servicing Agreement, dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, doing business as U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund and fees; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and exhibit and add the following series of ETF Series Solutions:
Exhibit [ ], the ISE Mobile Payments ETF and ISE Cyber Security ETF, is hereby added with amended Exhibit [ ] attached hereto.

This amendment will become effective upon the commencement of operations of the ISE Mobile Payments ETF and the ISE Cyber Security ETF. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	U.S. BANK N.A.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Exhibit [ ] to the ETF Series Solutions Fund Administration Servicing Agreement
Exchange Traded Concepts, LLC

ISE Mobile Payments ETF
ISE Cyber Security ETF
Fund Start-up & Registration Services Project Fee Schedule
Legal Administration Service Proposal – In support of external legal counsel
(Subject to services provided; if applicable)
$[ ] per project – one fund
$[ ] per project – two funds
$[ ] per project – three funds
$[ ] per project – four funds
Negotiated Fee – five funds and above

Additional fee of $[ ] per sub-adviser for 2 or more sub-advisers

Note: External legal costs are NOT included in the above fee. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.
Additional Legal Administration Services

▪	Subsequent new fund launch – $[ ] per fund or as negotiated

Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements

▪	$[ ] first fund

▪	$[ ] each additional fund up to 5 funds

▪	Fees negotiated for funds 6+

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

▪	Postage, if necessary

▪	Federal and state regulatory filing fees

▪	Expenses from Board of Trustee meetings

▪	Third party auditing

▪	EDGAR/XBRL filing

▪	All other Miscellaneous expenses

Fund startup and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed 50% following the selection of U.S. Bancorp Fund Services and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum1 for funds where Exchange Traded Concepts, LLC acts as Adviser to a Fundamental Income fund in ETF Series Solutions (ESS).

Annual Minimum per Fund[2]	Basis Points on Trust AUM[2]
$[ ]	First $250m	[ ] bp
	Next $250m	[ ] bp
	Next $500m	[ ] bp
	Balance	[ ] bp

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should “The Adviser” terminate this service agreement with USBFS prior to the end of the initial two-year period, “The Advisor” will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if “The Advisor” launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, “The Adviser” would owe USBFS up to 50% of $[ ] ($[ ] admin/acct/ta + $[ ] Custody + $[ ] Distributor).

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly

APPENDIX A
Accounting, Administration, Transfer Agent & Account Services
(in addition to the Base Fee)
Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
▪ $[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
▪ $[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
▪ $[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
▪ $[ ] – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪ $[ ] – Bank Loans
▪ $[ ] – Swaptions
▪ $[ ] – Intraday money market funds pricing, up to 3 times per day
▪ $[ ] – Credit Default Swaps
▪ $[ ] per Month Manual Security Pricing (>25 per day)

NOTE: Prices are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for IDC data used to monitor corporate actions

▪	$[ ] per Foreign Equity Security per Month

▪	$[ ] per Domestic Equity Security per Month

▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
ESS Trust Chief Compliance Officer Annual Fee (subject to board approval)

▪	$[ ] for the first fund

▪	$[ ] funds 2-5

▪	$[ ] funds 6+

▪	$[ ] per sub-adviser per fund
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

▪	$[ ] per security per month for fund administrative

SEC Modernization Requirements

▪	Form N-PORT – $[ ] per year, per Fund

▪	Form N-CEN – $[ ] per year, per Fund

APPENDIX A, continued

Controlled Foreign Corporation (CFC)

▪	Fund Services Fee Schedule plus $[ ]
Section 15(c) Reporting

▪	$[ ] per fund per standard reporting package*

▪	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting

-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report

▪	Standard data source – Morningstar; additional charges will apply for other data services

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

APPENDIX B

OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by USBFS upon client request and/or need)

Daily Compliance Services
▪ Base fee – $[ ] per fund per year
▪ Setup – $[ ] per fund group

Section 18 Daily Compliance Testing (for derivatives and leverage)
▪ $[ ] set up fee per fund complex
▪ $[ ] per fund per month

C- Corp Administrative Services
▪ 1940 Act C-Corp – USBFS Fee Schedule plus $[ ]
▪ 1933 Act C-Corp – USBFS Fee Schedule plus $[ ]

Fees are calculated pro rata and billed monthly

Adviser’s Signature below acknowledges approval of the schedules on this amended Exhibit [ ].

Exchange Traded Concepts, LLC

By:

Printed Name:

Title:	Date: